Exhibit 10.44

Crunch Holding Corp. One Bloomfield Avenue Mountain Lakes, NJ 07046 March 8, 2011

Robert Gamgort

Dear Robert:

Reference is made to the employment agreement entered into by and between you and Crunch Holding Corp. on July 13, 2009 (the “Employment Agreement”).

In accordance with Section 11(b) of the Employment Agreement and effective as of the date of this letter agreement (the “Letter Agreement”), the Employment Agreement is hereby amended as set forth below:

1.	The following sentence shall be inserted after the first sentence of Section 4(b)(i) of the Employment Agreement:

“The Board may, in its sole discretion, award pro-rata portions of any Deferred Award in an amount equal to less than $1,000,000 if the Performance Objectives are not satisfied in full; provided that the Board shall have no legal obligation to make any such pro-rata award.”

2.	All other terms of the Employment Agreement, as amended by this Letter Agreement, shall continue in full force and effect in accordance with the terms thereof.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

Sincerely,

Crunch Holding Corp.

By:	/s/ M. Kelley Maggs
M. Kelley Maggs
Senior Vice President

Agreed to and accepted this day of March, 2011:

/s/ Robert Gamgort
Robert Gamgort